                                                                   Exhibit 10.12

                             THE MOODY'S CORPORATION
                      NONFUNDED DEFERRED COMPENSATION PLAN
                            FOR NONEMPLOYEE DIRECTORS


1. Members of the Board of Directors ("Directors") of the Company who are not employees of the Company or any of its subsidiaries ("Nonemployee Directors") may elect on or before December 31 of any year to have payment of all or a specified part of all fees payable to them for their services as Directors (including fees payable to them for services as members of a committee of the Board of Directors of the Company (the "Board")) during the calendar year following such election and succeeding calendar years deferred until they cease to be Directors of the Company. Any person, not an employee, who shall become a Director during any calendar year, and who was not a Director of the Company on the preceding December 31, may elect, within 30 days of the date on which his or her term as a Director begins, to have payment of all or a specified part of such fees for the remainder of such calendar year and for succeeding calendar years so deferred. Any such election shall be made by written notice delivered to the Secretary of the Company. The "Company" means The Dun & Bradstreet Corporation, to be renamed the "Moody's Corporation" after the shares of The New D&B Corporation ("New D&B") are distributed as a dividend to the shareholders of The Dun & Bradstreet Corporation ("D&B") (the "Spinoff").

2. All deferred fees shall be held in the general funds of the Company, shall be credited to the Director's account and shall be deemed to have been invested in one or more of the funds (as set forth on the Deferred Compensation Election Form attached hereto as Exhibit A) in the Addendum to the Company's Profit Participation Plan (or successor plan) (the "Employee Plan") as such Director shall have most recently elected. Such election shall be made on a Deferred

Compensation Election Form filed with the Secretary of the Company. The Director's account shall be credited with deferred fees and with the investment performance of the respective funds in which the account is invested on the same basis and in the same manner as is applicable to employees participating in the Employee Plan. Directors may elect to have deferred amounts held and invested in one or more of the funds in multiples of 10%, except that no Director may elect to have more than 50% of his or her account invested in the Moody's Common Stock Fund. Subject to the foregoing investment limitation in the Moody's Common Stock Fund and to the limitation on multiples of 10%, each Director may, at any time, make a revised investment election applicable to amounts deferred, or elect to have the amount credited to his or her account reallocated among the investment funds, such revised election or reallocation to be effective from and after the first day of the month following receipt of a Deferred Compensation Election Form by the Secretary of the Company. In the event a Director fails to make an investment election, his or her entire account shall be credited to the Special Fixed Income Fund.

3. With respect to each Nonemployee Director who was a nonemployee director of D&B prior to the Spinoff and continues to be a Nonemployee Director of the Company following the Spinoff, each such Director's account shall be credited with the balance in the Director's account as of the effective date of the Spinoff under The Dun & Bradstreet Corporation Nonfunded Deferred Compensation Plan for Non-Employee Directors ("Prior Plan"), giving effect to the election by each such Director to transfer such funds into the funds available under the Employee Plan; provided, however, that with respect to amounts deemed to be invested in the Dun & Bradstreet Common Stock Fund under the Prior Plan (the "D&B Fund"), each Director shall have (i) an amount of New D&B stock credited to the Dun & Bradstreet Common Stock Fund under the Plan equal to the number of shares of New D&B stock such Director would have received pursuant to the Spinoff if such Director owned the D&B stock credited to the D&B Fund as at the record date of the Spinoff and (ii) an amount of Company stock credited to the Moody's Common Stock Fund under the Plan equal to the number of deemed shares of D&B stock such Director held under the D&B Fund; provided, further, that a Director may not reallocate his or her account, or elect to defer any additional amounts, into the New D&B Common Stock Fund.

4. The aggregate balance in the Director's account, giving effect to the investment performance of the fund(s) to which deferred fees were credited, shall be paid to the Director in five or ten annual installments or in a lump sum, as the Director shall elect in the notice referred to in Paragraph 1 above. The first installment (or lump sum payment if the Director so elects) shall be paid on the tenth day of the calendar year immediately following the calendar year in which the Director ceases to be a Director of the Company, and subsequent installments shall be made on the tenth day of each succeeding calendar year until the entire amount credited to the Director's account shall have been paid. The amount of each installment shall be determined by multiplying the balance credited to the Director's account as of the December 31 immediately preceding the installment payment date by a fraction, the numerator of which shall be one and the denominator of which shall be the number of installment payments over which payment of such amount is to be made, less the number of installments theretofore made. Thus, if payment is to be made in ten installments, the fraction for the first installment shall be 1/10th, for the second installment 1/9th, and so on.

5. If a Director should die before full payment of all amounts credited to the Director's account, the full amount credited to the account as of December 31 of the year of the Director's death shall be paid on the tenth day of the calendar year following the year of death to the

Director's estate or to such beneficiary or beneficiaries as previously designated by the Director in a written notice delivered to the Secretary of the Company.

6. A Director's election to defer compensation shall continue until a Director ceases to be a Director or until the Director changes or terminates such election by written notice delivered to the Secretary of the Company. Any such notice of change or termination shall become effective as of the end of the calendar year in which such notice is given. Amounts credited to the account of a Director prior to the effective date of such change or termination shall not be affected thereby and shall be paid to the Director only in accordance with paragraph 4 (or Paragraph 5 in the event of death) above.

7. The right of a Director to any deferred fees and/or the interest thereon shall not be subject to assignment by the Director. If a Director does make an assignment of any deferred fees and/or the interest thereon, the Company may disregard such assignment and discharge its obligation hereunder by making payment as though no such assignment has been made.

8. If there is a "Change in Control" of the Company, as defined in Paragraph 9:

                  a) The total amount to the credit of each Director's account as of the date of such Change in Control under the Plan shall be paid to the Director in a lump sum within 30 days from the date of such Change in Control; provided, however, if such payment is not made within such 30-day period, the amount to the credit of the Director's account shall be credited with interest from the date of such Change in Control until the actual payment date at an annual rate equal to the yield on 90-day U.S. Treasury Bills plus one percentage point. For this purpose the yield on U.S. Treasury Bills shall be the rate published in The Wall Street Journal on the first business day of the calendar month in which the Change in Control occurred.

                  b) The total amount credited to each Director's account under the Plan from the date of the Change in Control until the date the Director ceases to be a Director shall be paid to the Director in a lump sum within 30 days from the date the Director ceases to be a Director.

                  c) If a Director elects to change or terminate an election with respect to the deferral of fees by written notice delivered to the Secretary of the Company, and such notice is given during the calendar year in which a Change in Control occurs and on or before the date of the Change in Control, the change or termination of election shall become effective as of the date of the Change in Control. If such notice is given subsequent to the date of the Change in Control, it shall become effective as of the end of the calendar year in which the notice is given.

9. A "Change in Control" of the Company shall mean the occurrence of any of the following events:

                  a) any "Person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

                  b) during any period of twenty-four months (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new Director (other than (1) a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section, (2) a Director designated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (3) a Director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

                  c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (1) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (2) after which no Person would hold 20% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity; or

                  d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

10. Notwithstanding any provision herein to the contrary, amounts payable under this Plan shall not be funded and shall be made out of the general funds of the Company; provided, however, that the Company reserves the right to establish one or more trusts to provide alternate sources of benefit payments under this Plan; provided, further, however, that upon the occurrence of a "Potential Change in Control" of the Company, as defined below, the appropriate officers of the Company are authorized to make transfers to such a trust fund, established as an alternate source of benefits payable under the Plan, as are necessary to fund the lump sum payments to Directors required pursuant to Paragraph 8 of this Plan in the event of a Change in Control of the Company; provided, further, however, that if payments are made from such trust fund, such payments will satisfy the Company's obligations under this Plan to the extent made from such trust fund.

         For the purposes of this Plan, "Potential Change in Control" means:

                  a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company;

                  b) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company;

                  c) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company (or a company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Company's then outstanding securities, increases such person's beneficial ownership of such securities by 5% or more over the percentage so owned by such person; or

                  d) the Board adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control of the Company has occurred.

11. The Compensation and Benefits Committee of the Board (the "Committee") shall be responsible for the administration of the Plan and may delegate to any management committee, employee, Director or agent its responsibility to perform any act hereunder, including without limitation those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time at its discretion. The Committee shall have full authority to interpret the provisions of the Plan and construe all of its terms, to adopt, amend and rescind rules and regulations for the administration of the Plan, and generally to conduct and administer the Plan and to make all determinations in connection with the Plan as may be necessary or advisable, other than those determinations delegated to management employees or independent third parties by the Board. All of its rules, interpretations and decisions shall be applied in a uniform manner to all Directors similarly situated and decisions of the Committee shall be conclusive and binding on all persons. Any action permitted to be taken by the Committee may be taken by the Board, in its discretion.

12. Neither participation in the Plan nor any action under the Plan shall be construed to give any Director a right to be retained in the service of the Company.

13.      The Plan may be modified, amended or revoked at any time by the Board.

14. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of New York.